                                                                   EXHIBIT 10.31
                                                                        11/27/92

                               AMENDMENT NO. 2 TO

                           NISHIKAWA STANDARD COMPANY

                              PARTNERSHIP AGREEMENT

         THIS AMENDMENT NO. 2 TO THE NISHIKAWA STANDARD COMPANY PARTNERSHIP
AGREEMENT ("Amendment No. 2 to the Partnership Agreement") is made and entered into effective as of the ___ day of ____________, 1992, by and between NISHIKAWA
OF AMERICA INC. ("Nishikawa"), a Delaware corporation and a subsidiary of
Nishikawa Rubber Co., Ltd., a Japanese corporation, and NISCO HOLDING COMPANY
("Standard"), a Delaware corporation and a subsidiary of The Standard Products
Co., an Ohio corporation;

                                   WITNESSETH:

         WHEREAS, Nishikawa and Standard entered into a Partnership Agreement effective as of March 23, 1989 (the "Partnership Agreement"); and

         WHEREAS, Nishikawa and Standard entered into Amendment No. 1 to the
Partnership Agreement effective as of November 1, 1990 ("Amendment No. 1 to the
Partnership Agreement"), to (a) reflect additional capital contributions to the
Partnership by Nishikawa and Standard, (b) authorize an increase in the aggregate capitalization of the Partnership up to $30,000,000, and (c) add a
provision relating to the allocation of additional capital contributions between
Nishikawa and standard; and

         WHEREAS, Nishikawa and Standard desire to further amend the Partnership
Agreement, as amended by Amendment No. 1 to the Partnership Agreement, as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1. Section 3.1 of the Partnership Agreement, as amended by
Amendment No. 1 to the Partnership Agreement, is hereby deleted in its entirety and there is substituted in its place the following:

         "Section 3.1 Capital Contributions.

         (a) On the effective date of this Amendment No. 2 to the Partnership
Agreement, the capital of the Partnership shall be $38,400,000, allocable between the Partners as follows:

                  (i) Nishikawa has previously contributed to the capital of the
         Partnership cash in the aggregate amount of $19,200,000; and

                  (ii) Standard has previously contributed to the capital of the
         Partnership cash in the aggregate amount of $12,800,000, and shall contribute to the capital of the Partnership an additional amount of
         $6,400,000 promptly after the execution of this Amendment No. 2 to the
         Partnership Agreement.

         (b) The Policy Committee is authorized to increase the aggregate capitalization of the Partnership to $41,400,000 at such time or times and in such amounts as the Policy Committee deems appropriate, with any such additional capital contributions to be made 50% by Nishikawa and 50% by Standard."

         SECTION 2. Section 3.2 of the Partnership Agreement is hereby deleted in its entirety and there is substituted in its place the following:

         "Section 3.2 Additional Capital. In the event that additional capital in excess of the initial capital contributions of the Partners to the
Partnership is required by the Partnership, any such additional capital contributions shall be made 50% by Nishikawa and 50% by Standard. The
Partnership shall request such additional capital contributions only upon the mutual agreement of the Partners. Such additional capital shall be contributed within 30 days after written notice to the Partners from the Partnership."

         SECTION 3. Section 3.4 of the Partnership Agreement, added to the
Partnership Agreement by Amendment No. 1 to the Partnership Agreement, is hereby deleted in its entirety and there is substituted in its place the following:

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         "Section 3.4 Excess Capital. In the event that the Partnership determines that the capital of the Partnership is in excess of the amount required, such excess capital shall be distributed 50% to Nishikawa and 50% to
Standard. The Partnership shall make such determination of excess capital only upon the mutual agreement of the Partners. Such excess capital shall be distributed within 30 days after the Partnership determines it has excess capital."

         SECTION 4. Section 4.1 of the Partnership Agreement is hereby deleted in its entirety and there is substituted in its place the following:

         "Section 4.1 Allocation of Profits and Losses. The net profits, losses and credits from the operation of the business of the Partnership, including gain or loss from the sale, exchange or other disposition of all or any portion of the assets of the Partnership, shall be divided between or borne by the
Partners as follows:

                        Nishikawa            50%
                        ---------

                        Standard             50%"
                        --------

         SECTION 5. Section 5.1 of the Partnership Agreement is hereby deleted in its entirety and there is substituted in its place the following:

         "Section 5.1 Policy Committee. There is hereby established a Policy
Committee of six members (the "Policy Committee"). Three members of the Policy
Committee shall be designated by Nishikawa and three members of the Policy
Committee shall be designated by Standard. Either of Nishikawa or Standard may, at any time, and from time to time, remove one or more of its representatives on the Policy Committee and designate a successor or successors. The members of the
Policy Committee designated by Nishikawa shall collectively have three votes and the members of the Policy Committee designated by Standard shall collectively have three votes. In case of an equality of votes, the Chairman of the Policy
Committee shall have a second or casting vote, subject to the restrictions set forth in paragraph 5 of the Supplemental Formation Agreement between Nishikawa
Rubber Co., Ltd. and The Standard Products Company dated December __, 1992.
Members of the Policy Committee shall not receive any salary or fee from the
Partnership for their services on such committee."

         SECTION 6. Section 9.4 of the Partnership Agreement is hereby deleted in its entirety and there is substituted in its place the following:

         "Section 9.4 Tax Matters Partner. The Partner who designates the
Chairman of the Policy Committee shall also designate the Tax Matters Partner for the Partnership for purposes of dealing with the Internal Revenue Service on procedural matters relating to the Partnership as contemplated within Sections
6221-6233 of the Code and the regulations promulgated thereunder, including the giving and receiving of notices with respect to administrative proceedings or adjustments by the Internal Revenue Service with respect to the

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Partnership or the reporting of any Partnership item, provided that the
Partnership's current independent accounting firm shall not be changed without the consent of both Partners."

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